UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 2, 2018

PBF ENERGY INC.

PBF ENERGY COMPANY LLC

PBF HOLDING COMPANY LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35764	45-3763855
Delaware	333-206728-02	61-1622166
Delaware	333-186007	27-2198168
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Sylvan Way, Second Floor

Parsippany, New Jersey 07054

(Address of the Principal Executive Offices) (Zip Code)

(973) 455-7500

(Registrant’s Telephone Number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12-b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Senior Secured Revolving Credit Agreement

On May 2, 2018, PBF Holding Company LLC (“PBF Holding”), a subsidiary of PBF Energy Company LLC, a Delaware limited liability company (“PBF LLC”), and PBF Energy Inc., a Delaware corporation (collectively with PBF LLC, the “Company”), and certain of its wholly-owned subsidiaries, as borrowers or subsidiary guarantors (collectively with the Company, “PBF”) entered into a new asset-based revolving credit agreement, among PBF, Bank of America, National Association (“BofA”), as administrative agent, and certain other lenders (the “2018 Revolving Loan”). The 2018 Revolving Loan replaced the existing asset-based revolving credit agreement dated as of August 15, 2014 among PBF, UBS AG, Stamford Branch and certain other lenders (the “August 2014 Revolving Credit Agreement”).

The 2018 Revolving Loan has a maximum commitment of $3.4 billion (as compared to $2.6 billion under the August 2014 Revolving Credit Agreement), a maturity date of May 2023 (as compared to August 2019 under the August 2014 Revolving Credit Agreement) and redefines certain components of the Borrowing Base (as defined in the agreement) to make more funding available for working capital and other general corporate purposes. In addition, an accordion feature allows for commitments of up to $3.5 billion. The commitment fees on the unused portion, the interest rate on advances and the fees for letters of credit are consistent with the August 2014 Revolving Credit Agreement. The 2018 Revolving Loan contains representations, warranties and covenants by PBF Holding and the other borrowers, as well as customary events of default and indemnification obligations that are consistent with, or more favorable to PBF than, those in the August 2014 Revolving Credit Agreement.

BofA serves as the administrative agent under the 2018 Revolving Loan for the 28-bank syndicate participating in the facility. Certain of the banks included in the syndicate participating in the facility and their respective affiliates have in the past provided, are currently providing and in the future may continue to provide, investment banking, commercial banking and other financial services to PBF in the ordinary course of business for which they have received and may in the future receive customary compensation. Certain of the 28-bank syndicate participating in the facility and their respective affiliates also have commitments with the Company’s subsidiary, PBF Logistics LP, under a $360.0 million revolving credit facility and a $525.0 million senior notes indenture.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the 2018 Revolving Loan, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this current report on Form 8-K is incorporated by reference herein.

Forward-Looking Statements

Statements contained in the exhibit to this report reflecting the Company’s or its management’s expectations or predictions relating to future plans, results, performance, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the Company’s control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Senior Secured Revolving Credit Agreement, dated May 2, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated:	May 7, 2018
PBF Energy Inc.
(Registrant)

		By:	/s/ Trecia Canty
		Name:	Trecia Canty
		Title:	Senior Vice President, General Counsel

Dated:	May 7, 2018
PBF Energy Company LLC
(Registrant)

		By:	/s/ Trecia Canty
		Name:	Trecia Canty
		Title:	Senior Vice President, General Counsel

Dated:	May 7, 2018
PBF Holding Company LLC
(Registrant)

		By:	/s/ Trecia Canty
		Name:	Trecia Canty
		Title:	Senior Vice President, General Counsel